Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-52490 and 333-47764) and S-8 (Nos. 333-52488, 333-43220, 333-94817 and 333-92729) of The TriZetto Group, Inc. of our report dated March 28, 2003, with respect to the consolidated financial statements and schedule of The TriZetto Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Orange County, California

March 28, 2003